                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Non-statutory Stock Option Agreement of our report dated March 16, 1999 with respect to the consolidated financial statements and schedule of U.S. Physical Therapy, Inc. and subsidiaries included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Houston, Texas
February 14, 2002